EXHIBIT 99.10

        News Release

FOR RELEASE IMMEDIATELY
October 17, 2002

Contact:	Jim Taylor, Chief Financial Officer 972-869-3400 jtaylor@thomasgroup.com

THOMAS GROUP RESCHEDULES STOCKHOLDERS MEETING

        Irving, Texas, October 17, 2002 Thomas Group, Inc. (TGIS.OB).    John R. Hamann, President and Chief Executive Officer of Thomas Group, Inc., announced that the 2002 Annual Meeting of Stockholders has been rescheduled for November 11, 2002, to allow time for the stockholders to receive supplemental proxy solicitation materials. The proxy statement dated October 3, 2002 included a proposal relating to the conversion of a promissory note in the amount of $1.0 million issued to General John T. Chain, Jr., Chairman of the Board, on September 20, 2002 and a second note in the amount of $1.0 million that was to be issued to General Chain on or before October 31, 2002. Subsequent to the mailing of the proxy statement, Mr. Edward P. Evans, a stockholder of the Company, contacted General Chain and the Company, expressing an interest in participating in General Chain's investment.

        On October 17, 2002, the Company, General Chain and Mr. Edward P. Evans entered into an agreement pursuant to which Mr. Evans will loan the second $1.0 million to the Company. General Chain no longer is obligated to loan an additional $1.0 million to the Company. Pursuant to the agreement with the Company, Mr. Evans will receive a warrant for 434,899 shares of common stock, which is one half the number of shares of common stock issuable under the original warrant issued to General Chain, and General Chain's original warrant has been amended and restated to be exercisable for 434,899 shares of common stock.

        The total investment in the Company, the total number of shares issuable pursuant to the notes and the warrants, and the general effect on the capitalization of the Company remain unchanged from the original transaction.

        Supplemental proxy materials and a revised proxy card will be mailed to stockholders on or about October 21, 2002. The proposal regarding the conversion of the notes now relates to the conversion of the two $1.0 million notes issued to each of General Chain and Mr. Evans, rather than conversion of the two $1.0 million notes issued or to have been issued to General Chain only. There are no other changes to the proposals to be voted upon.

        The 2002 Annual Meeting of Stockholders will be held at the offices of the Company, 5221 North O'Connor Boulevard, Suite 500, Irving, Texas 75039 at 3:00 p.m. on November 11, 2002. Stockholders of record as of September 23, 2002 are entitled to notice of and to vote at the meeting.

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EXHIBIT 99.10

Founded in 1978, Thomas Group, Inc. is an international, publicly traded professional services firm (OTCBB:TGIS). Thomas Group focuses on improving enterprise wide operations, competitiveness, and financial performance of major corporate clients through proprietary methodology known as Process Value Management™, process improvement, and by strategically aligning operations and technology to improve bottom line results. Recognized as a leading specialist in operations consulting, Thomas Group creates and implements customized improvement strategies for sustained performance improvement. Thomas Group, known as The Results CompanySM, has offices in Dallas, Detroit, Zug, Singapore and Hong Kong. For additional information on Thomas Group, Inc., please visit the Company on the World Wide Web at www.thomasgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Statements in this release that are not strictly historical are "forward looking" statements, which should be considered as subject to the many uncertainties that exist in the Company's operations and business environment. These uncertainties, which include economic and business conditions that may impact clients and the Company's performance-oriented fees, timing of contracts and revenue recognition, competitive and cost factors, and the like, are set forth in the Company's Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission and the Company's Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002.

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